UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                                    Pursuant
                            To Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 4, 2006

                                  MEGOLA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         NEVADA                      000-49815               88-0492605
         ------                      ---------               ----------
(State or other jurisdiction        (Commission           (I.R.S. employer
   of incorporation)                File Number)        identification number)


              446 Lyndock St., Suite 102, Corunna, Ontario N0N 1G0
               (Address of principal executive offices) (Zip code)


                                 (519) 481-0628
               Registrant's telephone number, including area code


                                      None
                  (Former Address If Changed since Last Report)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ON THE 4TH DAY OF JULY, 2006, Megola Inc., (the "Purchaser") entered into an agreement with Uwe Pfefferle and Alois Sitter., two German residents whose principal office in the city of Munich, Germany, (the "Vendors") to acquire and own the following patents, patents pending and IP Rights developed and owned by the Vendors:

      o Patent # US 6,485,624 B1 - This patent is for the CDI (Capacitive Deionization) system

      o Patent pending is for a non-invasive pipe wrapping method for PWT (Physical Water Treatment) systems

      o IP Rights for the ScaleGuard series (TFK, SG, SG100, SG200, SG300, SG400, SG500) of PWT systems

Upon Closing Megola Inc. will pay a consideration of MGOA restricted common stock ("Stock Consideration") of 300,000 shares (total) as per Rule 144 and MGOA shall issue such stock in the name of the Vendors and or its assigns. Megola will also pay a cash consideration of $ 7,500 Euro.

MGOA guarantees that on the 12 months anniversary of the signing of this Purchase Agreement the stock consideration given to the Vendors (Pfefferle, Sitter) will have a value of no less then $30,000 USD ("Minimum Value") and if there is a shortfall of that minimum value, MGOA will remedy that by either of the following:

      a.    issuing additional MGOA common stock for the difference;

      b.    issue a cash consideration for the difference;

      c. MGOA will have the discretion of either issuing common stock or cash and/or a combination thereof

On the 12 months anniversary of the signing of the definitive agreement, Megola will have the option of buying back the issued stock to UVI for a price of no more than $1.00 per share.

The parties to this agreement are not affiliates in any way other than through the agreement.

ITEM 8 OTHER EVENTS

Press Release attached as Exhibit 99

ITEM 9.01 EXHIBITS

10.0 Agreement with Pfefferle, Sitter

99 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         MEGOLA, INC.
                                                         ------------
                                                         (Registrant)

Dated: July 6, 2006                                  By: /s/ Joel Gardner
                                                         -----------------------
                                                         Joel Gardner, President